FORM 8-K





                  SECURITIES AND EXCHANGE COMMISSION



                        Washington, D.C.  20549

                            CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934



Date of Report               October 13, 1994



                           PECO ENERGY COMPANY
        (Exact name of registrant as specified in its charter)



       PENNSYLVANIA                1-1401                23-0970240
(State or other jurisdiction      (Commission           (IRS Employer
       or incorporation)           file number)         Identification
                                                            Number)





 230l Market Street, Philadelphia, Pennsylvania          19101
 (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:    (215) 841-4000

ITEM 5.  OTHER EVENTS

As previously reported in the Company's Current Report on Form 8-K dated October 7, 1994, on October 6, 1994, the Company, the Office of Consumer Advocate and a coalition of large industrial customers filed a Joint Petition for Settlement (Joint Petition) to resolve all issues presented in the Company's rate proceeding to recover the costs associated with the implementation of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and the appeal thereof.

On October 13, 1994, the Pennsylvania Public Utility Commission (PUC) voted to issue a tentative order approving the Joint Petition. The PUC's tentative order will become final on November 2, 1994, barring the receipt of any objections. Under the Joint Petition, among other things, the Company will be permitted to increase rates by $25 million per year, effective January 1, 1995.

                      SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY






                                     /S/ M. W. RIMERMAN

                                         M. W. Rimerman

                                   Vice President - Finance
                                         and Treasurer


        October 13, 1994